AMENDMENT NUMBER 5 TO
                      TRANSFER AND ADMINISTRATION AGREEMENT


        AMENDMENT NUMBER 5 TO TRANSFER AND ADMINISTRATION AGREEMENT (this "Amendment"), dated as of June 6, 1997 between PERFORMANCE FUNDING CORPORATION, a Delaware corporation, as transferor (in such capacity, the "Transferor"), UNION ACCEPTANCE CORPORATION, an Indiana corporation, as collection agent (in such capacity, the "Collection Agent"), and ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "Company") amending that certain Transfer and Administration Agreement dated as of July 24, 1995, as amended by those certain letter amendments dated September 8, 1995 and September 24, 1995, among the parties hereto (the "Transfer and Administration Agreement").

         WHEREAS, the Transferor and the Company have agreed to make certain amendments to the Transfer and Administration Agreement.

         NOW, THEREFORE, the parties hereby agree as follows:

         SECTION 1. Defined Terms. As used in this Amendment and except as otherwise provided in this Section 1, capitalized terms shall have the same meanings assigned thereto in the Transfer and Administration Agreement:

                  The definition of "Contract" is amended by adding the phrase "or PAC" after the phrase "and hereafter created or acquired by UAC".

                  The definition of "PAC" is amended by adding the phrase "UAC or" after the phrase "shall mean".

         SECTION 2. Limited Scope. This amendment is specific to the circumstances described above and does not imply any future amendment or waiver of rights allocated to the Company, the Transferor, Union Acceptance Corporation, the Collection Agent, the Administrative Agent or the Collateral Agent under the Transfer and Administration Agreement.

         SECTION 3. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 4. Severability; Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.


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         SECTION 5. Ratification. Except as expressly affected by the provisions hereof, the Transfer and Administration Agreement as amended shall remain in full force and effect in accordance with its terms and ratified and confirmed by the parties hereto. On and after the date hereof, each reference in the Transfer and Administration Agreement to "this Agreement", "hereunder", "herein" or words of like import shall mean and be a reference to the Transfer and Administration Agreement as amended by this Amendment.

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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment Number 6 as of the date first written above.

                                             ENTERPRISE FUNDING CORPORATION,
                                                      as Company


                                       By:  /s/ Stewart L. Cutler
                                          --------------------------------------
                                           Name:       Stewart L. Cutler
                                           Title:      Vice President


                                       UNION ACCEPTANCE FUNDING CORPORATION
                                                   as Transferor


                                       By:  /s/ Melanie S. Otto
                                          --------------------------------------
                                          Name:       Melanie S. Otto
                                          Title:      Assistant Secretary


                                       UNION ACCEPTANCE CORPORATION
                                                   as Collection Agent


                                       By: /s/ John M. Stainbrook
                                          --------------------------------------
                                          Name:        John M. Stainbrook
                                          Title:       President



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